EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:

Greg Miller, Chief Financial Officer

(408) 263-3214

gregm@calmicro.com

California Micro Devices Presents December Quarter Guidance

MILPITAS, Calif.—Dec. 16, 2003—California Micro Devices (NASDAQ: CAMD) today presented its financial outlook for the third fiscal quarter of 2004, which ends December 31, 2003. Revenue is expected to be between $16.2 and $17.0 million compared to $14.9 million in the prior quarter and $11.3 million in the same quarter a year ago. Net earnings per share are expected to be between $0.06 and $0.09 compared to $0.04 in the prior quarter and a net loss per share of $0.01 a year ago.

“We are expecting solid sequential revenue growth from our Mobile and Computing/Consumer products, reflecting both recent design win activity and a strong end market environment,” said Robert V. Dickinson, president and CEO. “Our growing momentum in these markets continues to validate our market focus and product strategy.”

According to Dickinson, bookings are expected to be sequentially higher than the prior quarter’s $15.4 million, which was the highest level the company had achieved in three years.

Guidance Conference Call Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its December quarter guidance. Within the USA, interested parties can access the conference call by dialing (800) 218-0713. International parties may gain access by dialing (303) 262-2075. No password is necessary.

Telephone replay of the conference call will be available from approximately 4:00 p.m. Pacific Time on December 16, until 11:00 p.m. Pacific Time on January 2, 2004. To access this recording from within the USA, please dial (800) 405-2236 and enter the conference pass code 561476. International callers may gain access by dialing (303) 590-3000 and entering the same pass code.

California Micro Devices Corporation will release its actual third quarter results on Thursday, February 5, 2004, after the close of trading. The company will hold a conference call on the same day at 2:00 p.m. Pacific Time to discuss its results.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application-specific analog semiconductor products for the Mobile, Computing, and Consumer Electronics markets. Key products include application-specific integrated passive (ASIP™) devices and power management ICs. Detailed corporate and product information may be accessed at www.calmicro.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, expects, and estimates. Forward-looking statements made in this release include our expectations regarding revenue, net earnings per share, and bookings for the third fiscal quarter of 2004. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, our sales during the final few weeks of the quarter continuing as anticipated; there being no interruption in the supply of quality product from our contract manufacturers, Tempe facility, and contract assemblers and test houses; finalizing our internal accounting for the results of the quarter, including our inventory reserves and manufacturing expense calculations, in light of our ongoing effort to enhance our internal controls; and working with our new auditors in their first review of our financial statements and receiving their opinion as to our estimates of such matters as reserves and the salability of our inventory, as well as other risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

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ASIP™ is a trademark of California Micro Devices. All other trademarks are property of their respective owners.